                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         SCIENTIFIC GAMES HOLDINGS CORP.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transactions applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing party:

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(4) Date Filed:

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


                                     [LOGO]

To our Stockholders:

      On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1999 Annual Meeting of Stockholders of Scientific Games Holdings Corp. (the "Company").

      As shown in the formal notice enclosed, the meeting will be held at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076 on Friday, May 21, 1999, at 9:00 a.m., E.D.S.T.

      The subjects proposed for action at the meeting are:

      (1) the election of three Class III Directors;

      (2) approval of the Scientific Games Holdings Corp. 1999 Key Employee Stock Option Plan;

      (3) ratification of the selection of the Company's auditors; and

      (4) the conducting of such other business as may properly come before the meeting.

      To help us plan for the meeting, please mark the appropriate box on your proxy card telling us if you will be attending in person.

      It is important that your shares be represented at the meeting in order that the presence of a quorum may be assured. Whether or not you plan to attend the meeting, you are urged to date, sign and mail the enclosed proxy card in the envelope provided.

                                  Sincerely yours,

                                  /s/ William G. Malloy

                                  William G. Malloy
                                  Chairman of the Board, Chief Executive Officer and President

                         SCIENTIFIC GAMES HOLDINGS CORP.

                        NOTICE OF MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1999

To the Stockholders of
Scientific Games Holdings Corp.

      NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Meeting") of Scientific Games Holdings Corp., a Delaware corporation (the "Company"), will be held on Friday, May 21, 1999 at 9:00 a.m., E.D.S.T., at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076, for the purposes of considering and acting upon the following:

            (1) the election of three Class III Directors of the Company for terms ending with the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified;

            (2) approval of the Scientific Games Holdings Corp. 1999 Key Employee Stock Option Plan;

            (3) ratification of the selection by the Company's Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1999; and

            (4) the transaction of such other business as may properly come before the Meeting or any adjournment thereof.

      Only stockholders of record at the close of business on March 22, 1999 will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Meeting may be adjourned from time to time without notice other than by announcement. A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours, during the ten days prior to the Meeting, at the offices of the Company, 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30004.

                                  By Order of the Board of Directors

                                  /s/ C. Gray Bethea, Jr.

                                  C. Gray Bethea, Jr.
                                  Secretary

Alpharetta, Georgia
April 21, 1999

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IN ORDER THAT A QUORUM MAY BE ASSURED. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED.

                         SCIENTIFIC GAMES HOLDINGS CORP.
                          1500 BLUEGRASS LAKES PARKWAY
                            ALPHARETTA, GEORGIA 30004

                                -----------------

                     PROXY STATEMENT, DATED APRIL 21, 1999,
                           FOR MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1999

                                -----------------


                                  INTRODUCTION

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Scientific Games Holdings Corp., a Delaware corporation (the "Company"), from the holders of the common stock, par value $.001 per share, of the Company (the "Common Stock"), for use at the 1999 Annual Meeting of Stockholders to be held on Friday, May 21, 1999, at 9:00 a.m., E.D.S.T., and any adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Meeting and described in detail herein. This Proxy Statement, together with a form of proxy, is first being mailed to stockholders on or about April 21, 1999.

      The Annual Report of the Company for the year ended December 31, 1998, including financial statements (the "Annual Report"), is being mailed prior to or concurrently with this Proxy Statement to all stockholders of record as of March 22, 1999 (the "Record Date"), except for accounts where the stockholder has filed a written request to eliminate duplicate reports. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of the Record Date. Proxies furnished to employees who participate in the Company's employee stock ownership plans which are returned will be considered to be voting instructions to the trustee for each plan with respect to the shares credited to such accounts.

VOTING PROCEDURES

Who Can Vote?

      Shareholders as of the closing of business on the Record Date are entitled to Vote.

How Do I Vote?

      You may vote by mail by using the proxy card or by attending the Meeting and voting in person. To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope which has been provided. All properly executed proxies in the form enclosed received in time for the Meeting will be voted according to their voting rights in accordance with the instructions contained thereon, and, if no choice is specified, proxies will be voted FOR the election of the three Class III Directors named herein; FOR approval of the Scientific

Games Holdings Corp. 1999 Key Employee Stock Option Plan (the "KESOP"); and FOR ratification of the selection of Ernst & Young LLP as independent auditors for 1999.

How Can I Change My Vote?

      Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company, at the address of the Company stated above, a written notice of such revocation or a duly executed proxy bearing a later date. In addition, if a person executing a proxy is present at the Meeting, he or she may, but need not, revoke his or her proxy, by notice of such revocation to the Secretary of the Meeting, and vote his or her shares in person. Proxies, if in the form enclosed, duly signed and received in time for voting, and not revoked before they are voted, will be voted at the Meeting in accordance with the instructions specified therein.

SOLICITATION OF PROXIES

      The cost of soliciting proxies will be borne by the Company.

      Proxies may be solicited by members of the Company's Board of Directors ("Directors"), officers and regular employees, without separate remuneration, in person or by telephone, facsimile transmission, telegram or mail. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Meeting, and such persons will be reimbursed for out-of-pocket expenses incurred by them in connection therewith in accordance with the regulations of the Securities and Exchange Commission (the "SEC") and The New York Stock Exchange (the "NYSE") for sending proxies and proxy materials to the beneficial owners of shares of the Common Stock.

      In connection with the Meeting, the Company has retained Corporate Investor Communications, Inc. ("CIC"), 111 Commercial Road, Carlstadt, New Jersey 07072, to assist the Company in the distribution and solicitation of proxies. CIC's services may include the delivery of proxy materials to brokers, nominees, fiduciaries and other custodians of the Common Stock for distribution to the beneficial owners of such stock as well as the solicitation of proxies from such beneficial owners. The Company has agreed to pay CIC a solicitation fee in the approximate amount of $3,500 and to reimburse CIC for all printing, postage, freight and other delivery charges incurred by it in connection with its activities on behalf of the Company.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      The Common Stock is the Company's only class of securities with general voting rights. Each share of issued and outstanding Common Stock (excluding shares held in treasury) is entitled to one vote on each matter properly coming before the Meeting. Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Meeting, and cumulation of votes is not permitted As of the Record Date, the Company had a total of 11,883,962 shares of Common Stock issued and outstanding. The Common Stock is listed for trading on the NYSE.

What Are The Requirements For a Quorum?

      Holders of a majority of the outstanding shares entitled to vote, if present in person or represented by proxy, will constitute a quorum at the Meeting. Under applicable Delaware law, abstentions and "broker-non-votes" (as described below) are counted for purposes of determining the existence of a quorum for the transaction of business. However, while the NYSE takes the position that abstentions are counted for purposes of determining the existence of a quorum, "broker non-votes" are not so counted under the rules of the NYSE.

What Are "Broker Non-Votes"?

      Under the rules of the NYSE, nominees, such as banks and brokers (hereinafter referred to as "Brokers") who hold shares in street name, have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the selection of auditors. Brokers also may vote shares held for customers on approval of the KESOP without specific instructions from such customers. Under applicable Delaware law, "broker non-votes" on any such proposal (where a Broker submits a proxy but does not have authority to vote a customer's shares on such proposal) will not be included in the vote totals on that proposal.

What Vote Is Required To Elect Directors?

      The three Class III Directors to be elected at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and casting votes for the position on the Board which that nominee represents. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Accordingly, under applicable Delaware law, abstentions and "broker non-votes" will have no effect on the outcome of the election of Directors. Under NYSE rules, assuming the presence of a quorum in accordance with the NYSE rules, abstentions and "broker non-votes" will likewise have no effect on the outcome of the election of Directors.

What Vote Is Required To Pass The Other Matters?

      In all matters other than the election of Directors, only the affirmative vote of the majority of those shares which are present in person or represented by proxy at the Meeting and entitled to vote thereon which are cast are required to approve a proposal for purposes of Delaware law. For such purpose, under applicable Delaware law, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and have no effect, and "broker non-votes" are not counted as shares eligible to vote and also have no effect. Accordingly, under applicable Delaware law, abstentions and "broker non-votes" will have no effect on approval of the KESOP or ratification of the selection of auditors. However, the NYSE has taken the position that affirmative votes must constitute at least a majority of the quorum (as determined under the NYSE rules) in order to approve matters other than the election of Directors. Accordingly, under NYSE rules, abstentions and "broker non-votes" will be treated as votes against the KESOP and ratification of the selection of auditors.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of March 22, 1999, certain information concerning ownership of Common Stock by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each Director individually, (iii) the Company's Chief Executive Officer and each other Named Executive Officer (as defined) listed in the Summary Compensation Table, and
(iv) all Directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of Common Stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such rule provides that shares will be deemed "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of, shares or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by such person.

                                                                              AMOUNT OF                PERCENT
                                                                             BENEFICIAL             OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER OR IDENTITY OF GROUP                    WNERSHIP(1)              SHARES(1)
---------------------------------------------------------                    -----------            --------------
Paul F. Balser(2)........................................................       47,000                     *
Mark E. Jennings(2)......................................................       22,000                     *
Frank S. Jones(3)........................................................       11,300                     *
Edith K. Manns(4)........................................................       12,600                     *
Dennis L. Whipple(5).....................................................        9,000                     *
William G. Malloy(6).....................................................      617,541                   5.1%
 .........................................................................
William F. Behm(7).......................................................      207,046                     *
Thomas F. Little(8)......................................................       67,911                     *
Cliff O. Bickell (9).....................................................       57,664                     *
Bruce H. Longhurst (10)..................................................        6,111                     *
All Executive Officers and Directors as a group (21 persons)(11).........    1,181,717                   9.5%
Merrill Lynch & Co., Inc.(12) ...........................................    1,285,000                  10.8%
Private Capital Management, Inc. (13)....................................    1,544,748                  13.0%
State of Wisconsin Investment Board (14).................................    1,120,000                   9.4%
Kestrel Investment Management Corporation (15)...........................      744,800                   6.3%

   *  Less than 1%.

  (1) Includes indicated shares issuable pursuant to options exercisable within 60 days.
  (2) Includes 12,000 shares issuable pursuant to options exercisable within 60 days.
  (3) Includes 9,600 shares issuable pursuant to options exercisable within 60 days.
  (4) Includes 11,800 shares issuable pursuant to options exercisable within 60 days.
  (5) Comprised of options exercisable within 60 days.
  (6) Includes 188,414 shares issuable pursuant to options exercisable within 60 days, 389 shares in the Company's 401(K) Plan and 1,471 shares under the employee stock purchase plan ("ESPP") allocated to the named officer.
  (7) Includes 126,861 shares issuable pursuant to options exercisable within 60 days and 393 shares in the Company's 401(K) Plan allocated to the named officer.
  (8) Includes 66,872 shares issuable pursuant to options exercisable within 60 days, 392 shares in the Company's 401(K) Plan and 647 shares under the ESPP allocated to the named officer.
  (9) Includes 49,999 shares issuable pursuant to options exercisable within 60 days, 394 shares in the Company's 401(K) Plan and 1,106 shares under the ESPP allocated to the named officer.
 (10) Includes 3,733 shares issuable pursuant to options exercisable within 60 days and 378 shares in the Company's 401(K) Plan allocated to the named officer.
 (11) Includes 594,212 shares issuable pursuant to options exercisable within 60 days and 8,014 shares in the Company's 401(K) Plan allocated to 12 of the Company's 16 executive officers, and 4,732 shares allocated to 9 of the Company's 16 executive officers under the ESPP.
 (12) The following information is based on a Schedule 13G/A dated January 28, 1999. Merrill Lynch & Co Inc ("Merrill") reports its address as World Financial Center, North Tower, 250 Vesey Street, World Financial Center North Tower, New York, New York 10281-1334. Merrill reports that voting and dispositive power with respect to all 1,285,000 shares is shared by Merrill Lynch Global Allocation Fund, Inc. (the "Fund") and the Merrill Lynch Asset Management Group ("MLAMG"), which includes Merrill Lynch Asset Management, L.P. ("MLAM"). Merrill reports the Fund is advised by MLAM. The Fund reports that it is an investment company registered under Section 8 of the Investment Company Act of 1940. MLAMG reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.

(13) The following information is based on a Schedule 13G/A dated February 16, 1999. Private Capital Management, Inc. ("Private Capital") reports its address as 3003 Tamiami Trail N., Naples, Florida 34103. Private Capital reports beneficial ownership of 1,533,748 shares and voting power with respect to none of the shares. Private Capital reports that it shares dispositive power with respect to all 1,533,748 shares with Bruce S. Sherman, as president of Private Capital, and that it exercises shared dispositive power with respect to the shares held by it on behalf of its clients. Private Capital reports that it is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. Private Capital also reports that Mr. Sherman is the managing general partner of SPS Partners, L.P. ("SPS") which acts as the investment advisor to the Entrepreneurial Value Fund, L.P. ("EVF") and exercises shared dispositive power with respect to 200,000 shares owned by EVF. Mr. Sherman reports that he has sole voting and dispositive power with respect to 11,000 shares. Mr. Sherman thus reports beneficial ownership of a total of 1,544,748 shares and shared dispositive power with respect to all 1,533,748 shares beneficially held by Private Capital. Mr. Sherman disclaims the existence of a group.
(14) The following information is based on a Schedule 13G/A, dated January 16, 1999. The State of Wisconsin Investment Board (the "Wisconsin Investment Board") reports its address as 121 East Wilson Street, Madison, Wisconsin 53707. The Wisconsin Investment Board reports that it has sole voting and dispositive power with respect to all 1,120,000 shares. The Wisconsin Investment Board reports that it is a Wisconsin state agency that manages public pension funds subject to provisions comparable to the federal Employee Retirement Income Security Act of 1974, as amended.
(5) The following information is based on a Schedule 13G dated February 10, 1999. Kestrel Investment Management Corporation ("Kestrel") reports its address as 411 Borel Avenue, Suite 403, San Mateo, California 94407. Kestrel reports that it has sole voting power with respect to 607,400 shares and sole dispositive power with respect to 744,800 shares. Kestrel reports that it is an investment advisor registered under
     Section 203 of the Investment Advisors Act and that David J. Steirman and Abbott J. Keller are the sole shareholders of Kestrel and beneficial owners of the shares held by Kestrel.

                                 AGENDA ITEM ONE

                         ELECTION OF CLASS III DIRECTORS

INFORMATION REGARDING DIRECTORS

      Directors serve until the Annual Meeting of Stockholders at which their term of office expires. In the case of a vacancy, the Board of Directors may elect another Director as a replacement or leave the vacancy unfilled. Decisions regarding the election of new Directors during the year are based upon such considerations as the size of the Board and the need to obtain fresh perspectives or to replace the particular skills or experience of former Directors. Recommendations for nominations to the Board are made by the Board's Nominating Committee, which is composed of William G. Malloy, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, and Frank S. Jones, Paul F. Balser, Mark E. Jennings and Dennis L. Whipple, four of the Company's five independent, outside Directors. Although the Company's By-laws, as amended and restated (the "By-laws"), require advance notice be given to the Company and require that certain information be furnished for stockholder nominations for Directors, there is no formal procedure for stockholders' recommendations.

      Proxies received from holders of Common Stock will be voted for the election of the nominees named below as Class III Directors for a term expiring at the 2002 Annual Meeting of Stockholders, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a Director at the time of the Meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution therefor by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. The only seats on the Board expiring this year are the three Class III directorships. Mr. Balser and Mr. Whipple are independent, outside Directors of the Company, while Mr. Malloy is the Company's Chief Executive Officer. If all three nominees are elected, two of the seven Directors will be executive officers of the Company and five will be independent, outside Directors.

GENERAL

      Article VI of the Certificate of Incorporation provides that the number of Directors shall be fixed from time to time by or pursuant to the By-laws, provided that the number of Directors may not be less than one. The By-laws currently fix the number of Directors at not less than one or more than eight as determined from time to time by resolution of the Board of Directors. Current resolutions of the Board have fixed the number of Directors at seven. Such resolutions may be changed by the Board to increase or decrease the number of Directors, subject to compliance with procedures required for the removal of Directors. The Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible, and the terms of members of such classes are staggered so that members of only one class are elected each year. At each Annual Meeting of Stockholders of the Company, the successors of the class of Directors whose terms expire at such Annual Meeting of Stockholders are to be elected for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

      Biographical information concerning all of the Directors is set forth below:

NOMINEES FOR REELECTION AS CLASS III DIRECTORS

      Paul F. Balser, age 57, has been a Director since 1991, and has been a Managing Partner of Generation Partners L.P. since August 1995. Prior to August 1995, he was a Partner of Centre Partners L.P. from September 1986 to August 1995. Centre Partners L.P. is the managing general partner of Centre Capital Investors, L.P. ("CCI"), an investment firm that was a principal stockholder of the Company until a distribution by CCI to its general and limited partners of the Common Stock held by it in March 1994 in connection with a secondary offering of the Common Stock. From April 1982 to September 1986, Mr. Balser was a Managing Director and a member of the Board of Directors of J. Henry Schroder Corp., an investment banking firm. Mr. Balser currently serves on the Boards of Directors of Kansas City Southern Industries, Inc., The Carbide/Graphite Group, Inc., MetroLabel Corp., Jeepers!, Inc., Music Holding Corp., New Wave Communications, L.P. and LVI Environmental Services Inc. If reelected, Mr. Balser's term of office as a director will expire with the 2002 Annual Meeting of Stockholders.

      Dennis L. Whipple, age 55, has been a Director since December 1994. Mr. Whipple is Chairman and CEO of EverCom, Inc., a telecommunication and billing services company, a position he had held since September 1998. Prior to such time, he was President of Alltel Communications, Inc. from June 1995 through August 1998 and President and CEO of Contel Cellular, Inc. from 1991 to 1995. Mr. Whipple also served in various operational and staff capacities with GTE Corp. ("GTE") for nineteen years, ending his service with GTE as Corporate Vice President--Marketing and Business Development for GTE Mobile Communications. If reelected, Mr. Whipple's term of office as a director will expire with the 2002 Annual Meeting of Stockholders.

      William G. Malloy, age 52, has been President and Chief Executive Officer of the Company since 1991 and has held such positions with the Company's predecessor since 1990. Prior to becoming President and Chief Executive Officer, Mr. Malloy served as the Company's Vice President, Treasurer and Chief Financial Officer. Mr. Malloy was elected a Director and Chairman of the Board in 1991. Mr. Malloy has over twenty-four years of experience in the coin-operated amusement and gaming industry. If reelected, Mr. Malloy's term of office as a director expires with the 2002 Annual Meeting of Stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE REELECTION OF MESSRS. BALSER, WHIPPLE AND MALLOY AS CLASS III DIRECTORS.

CONTINUING DIRECTORS OF THE COMPANY

      Frank S. Jones, age 70, has been a Director since September 1993. Mr. Jones served as the Ford Professor of Urban Affairs at the Massachusetts Institute of Technology from 1968 through 1992, when he became Ford Professor Emeritus. He is currently a director of Firearms Training Systems, Inc. Mr. Jones's term of office as a director expires with the 2000 Annual Meeting of Stockholders.

      Edith K. Manns, age 62, has been a Director since November 1993 and currently is Associate Professor of Public Administration, School of Public Administration and Urban Studies, College of Public and Urban Affairs at Georgia State University. Dr. Manns has served for twenty-two years on the faculty of Georgia State University, where she was Associate Dean, both in the College of Allied Health Sciences and subsequently in the College of Public and Urban Affairs. Dr. Manns has served on the board of directors for a number of non-profit environmental groups and is currently a member of the Board of Directors of the Atlanta Audubon Society and a member of the Georgia Environmental Organization. Dr. Manns's term of office as a director expires with the 2000 Annual Meeting of Stockholders.

      William F. Behm, age 53, joined the predecessor to the Company in 1978 and was promoted to Executive Vice President in 1988 and was elected a Director in 1992. Mr. Behm has overall management responsibility for the

Company's research and business development projects. In addition, he is responsible for all of the Company's product security issues. Prior to joining the Company, Mr. Behm was an aerospace engineer with McDonnell Douglas Corporation. Mr. Behm was instrumental in the development of the Company's former on-line lottery system, the invention of instant lottery bar codes, the development of the Company's Terra 2000(R) environmental instant ticket, and its new SciScan Technology(R). He is co-named as the inventor in various issued patents and pending patent applications and is a regular speaker at trade shows and conferences on the subject of technology in the lottery industry. Mr. Behm's term of office as a director expires with the 2001 Annual Meeting of Shareholders.

      Mark E. Jennings, age 36, has been a Director since 1991, and has been a Managing Partner of Generation Partners L.P. since August 1995. Generation Partners L.P. is the managing general partner of Generation Capital Partners L.P., an investment partnership. Prior to August 1995, he was a Partner of Centre Partners L.P., where he had been employed since 1987. From 1986 to 1987, Mr. Jennings was employed at Goldman, Sachs & Co. in its Corporate Finance Department. Mr. Jennings currently serves on the Boards of Directors of Snyder Communications, Inc., The Johnny Rockets Group, Inc., LVI Services, Inc., Enso Audio Imaging, Inc., High End Systems, Inc., MetroLabel Corp., Jeepers!, Inc., and Music Holding Corp. Mr. Jennings' term of office as a director expires with the 2001 Annual Meeting of Shareholders.


                        DIRECTORS' FEES AND COMPENSATION

      All Directors are reimbursed for expenses incurred in attending Board and committee meetings. Compensation for non-employee Directors is comprised of:

      (1) an annual cash retainer of $20,000 payable in equal quarterly installments,

      (2) options issued pursuant to the Company's Directors Stock Option Plan, as amended and restated ("DSOP") and

      (3) the option to tax-defer cash compensation pursuant to the Company's Directors Deferred Compensation Plan ("DDCP").

      The DSOP provides for the grant to an eligible non-employee Director of options to purchase 6,000 shares of Common Stock (the "Initial Grant") generally upon the initial election of such non-employee Director to the Board and the grant of options to purchase an additional 3,000 shares annually thereafter to such Director subject to the provisions of the DSOP. Options are issuable under the DSOP at an exercise price equal to the fair market value of the Common Stock as of the option grant date and vest at a rate of twenty percent per year beginning with the first year's anniversary of the Initial Grant, and expire on the tenth anniversary of the grant date. Options are immediately exercisable upon vesting, subject to certain limitations imposed by the DSOP. The DDCP allows all non-employee directors to make an annual election to defer all or any portion of their retainer, which amounts may be held by a so-called "rabbi trust" and are accounted for as assets of the Company.


                      MEETINGS AND COMMITTEES OF THE BOARD

      During 1998, the Board of Directors held five (5) regular meetings and no special meetings. All Directors attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and any committee of the Board on which they served.

                            GOVERNANCE OF THE COMPANY

      In accordance with applicable Delaware state law, the business of the Company is managed under the direction of its Board of Directors.

      There are currently four standing committees of the Board of Directors. Committee memberships, the number of committee meetings held during 1998 and the functions of those committees are described below.

AUDIT COMMITTEE

      The current members of the Audit Committee are Dr. Edith K. Manns (Chairman), Frank S. Jones, Mark E. Jennings and Dennis L. Whipple.

      The Audit Committee consists of four Directors and represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company and its subsidiaries. Such committee has general responsibility for reviewing with management the financial controls, accounting, and audit and reporting activities of the Company and its subsidiaries. The Audit Committee annually reviews the qualifications and objectivity of the Company's independent auditors, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit, reviews their non-audit services and related fees, reviews their management comment letters and annually reviews the status of significant current and potential legal matters. Such committee is also empowered to conduct its own investigations into issues related to the aforementioned responsibilities and to retain independent counsel or outside experts for such purposes. During 1998, the Audit Committee held two (2) meetings.

COMPENSATION COMMITTEE

      The current members of the Compensation Committee are Paul F. Balser (Chairman), Mark E. Jennings, William G. Malloy and Dr. Edith K. Manns.

      The Compensation Committee consists of four Directors and oversees incentive compensation plans for officers and key employees, approves standards for setting compensation levels for Company executives and grants the specific awards made under the Company's executive incentive compensation plan. Such committee also approves the compensation of certain employees whose salaries are above specified levels set by the entire Board and makes recommendations to the Board as required. It also reviews senior management development programs and evaluates senior management's performance against the Company's business plans and budgets. Such committee is authorized to hire and regularly consult with independent compensation advisors.

      The Compensation Committee also represents the Board in discharging its responsibilities with respect to any employee pension, savings and benefit plans of the Company. It may appoint members of management, which need not be Directors, to serve on an employee benefits administration committee and a benefit plans investment committee, which are to be responsible, respectively, for the administration of the employee benefit plans of the Company and for the custody and management of assets of those plans that are funded. During 1998, the Compensation Committee held two (2) meetings including continuations thereof.

STOCK OPTION COMMITTEE

      The current members of the Stock Option Committee are Frank S. Jones (Chairman), Paul F. Balser, Dr. Edith K. Manns and Dennis L. Whipple.

      The Stock Option Committee consists of four Directors. Such Committee or a subcommittee thereof is responsible for administering all of the Company's stock option plans. During 1998, the Stock Option Committee held two (2) meetings.

NOMINATING COMMITTEE

      The current members of the Nominating Committee are William G. Malloy (Chairman), Mark E. Jennings, Paul F. Balser, Frank S. Jones and Dennis L. Whipple.

      The Nominating Committee consists of five Directors and identifies and recommends candidates for election to the Board. It advises the Board on terms of tenure, retirement policy, compensation of Directors and issues involving potential conflicts of interest. Such committee also considers candidates recommended by stockholders. Any stockholder who wishes to recommend a candidate for election to the Board should submit such recommendation to the Secretary of the Company. The submission should include a statement of the candidate's business experience and other business affiliations and confirmation of the candidate's willingness to be considered as a nominee. During 1998, the Nominating Committee held one (1) meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Balser, Jennings, and Malloy and Dr. Manns served on the Compensation Committee for the year ended December 31, 1998. Mr. Malloy is the Company's Chief Executive Officer and President.

      In October 1991, CCI and certain executive officers of the Company purchased substantially all of the assets of the instant lottery ticket sales business, the instant ticket cooperative services business and the video lottery business of the predecessor to the Company in a leveraged buy-out transaction (the "Acquisition"). In connection with the Acquisition, the Company made loans totaling $446,000 to certain officers of the Company, including all of its original executive officers (such officers hereinafter the "Initial Management Stockholders"), that were used for the purchase of stock of the Company. Loans to finance stock purchases were made available because the Board of Directors believed these arrangements were necessary to obtain and retain the services of the Initial Management Stockholders. All such loans have since been repaid. Mr. Malloy's loan in the original principal amount of $141,000 was repaid as of January 31, 1998 together with accrued interest at the rate of 63% per annum. During 1997 and as of the date Mr. Malloy's loan was repaid, the outstanding principal amount of such loan was $70,500.

                          COMPENSATION COMMITTEE REPORT

      The Company's policy regarding compensation for its executive officers historically has been based on consideration of a variety of factors and the exercise of the collective judgment of the Board of Directors and, more recently, the Compensation Committee. The Company's Chief Executive Officer ("CEO"), William G. Malloy, has typically proposed to the Board the amount and type of compensation for such officers. Factors considered by the CEO and the Compensation Committee in making recommendations and decisions with regard to compensation may include their subjective evaluation of the Company's revenue growth, pre-tax margins, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings per share, return on average net assets, asset turnover, as well as the nature of an individual officer's duties and responsibilities, such individual officer's performance, the compensation paid to officers of companies competing with the Company (to the extent known) and a subjective assessment of the compensation the Company's officers could obtain in the market. While various components of the Company's performance may be considered in setting compensation, base salary has not been formally tied to pre-established, fixed objective measures of Company performance, nor has any objective ranking or weighting been attributed to specific measures of performance in setting base salary.

      In 1998, the Company generally compensated its executive officers for their services through a combination of base salary, incentive cash compensation and options to purchase Common Stock. The current compensation program continues to include three elements: (1) base salary, (2) the Company's key employee stock option plans; and (3) annual and intermediate term cash-based incentive compensation plans.

      The Compensation Committee believes that directly linking a portion of management's compensation to specified financial performance goals is an important element of any total compensation package. Under the IICP, such executives are eligible for, and annual cash bonuses are earned based on, the Company's achievement of a specified financial performance goal based upon the compounded growth in the Company's earnings per share over rolling three-year periods beginning with the three-year period ending December 31, 1998. If the Company's actual results fall short of the performance goal specified during any three-year period, no amounts will be payable under the IICP for such three-year period; however, if the target is met or exceeded, executives will be eligible to receive a cash bonus payable over the following three years. To receive any payment under the IICP, an eligible executive must be an employee of the Company on the first business day of any year in which payments become payable. The total amount payable to executives will vary within a range, with a minimum amount specified for meeting the target and a maximum amount specified for exceeding the target by a specified percentage or more.

      Because the Company's actual results fell short of its performance goal for the three-year period ending December 31, 1998, no amounts were payable under the IICP for such period.

      If the IICP target is met for the rolling three-year period ending December 31, 1999, there will be a total payout to executives (which amount will be upwardly adjusted for the CEO's participation in the IICP) ranging from $800,000 to $1,600,000, depending upon the Company's actual earnings per share for the period. Conversely, if the Company's results fall short of its performance goal for the three-year period ending December 31, 1999, no amounts will be paid for such rolling three-year period. Amounts payable under the IICP, if any, with respect to the period will be distributed to eligible executives in equal and consecutive installments over the ensuing three-year period.

      The Compensation Committee also believes that directly linking the financial interests of management with that of the Company's stockholders is another important element of the total compensation package. Accordingly, in 1996 the Compensation Committee recommended that the Stock Option Committee make annual awards of stock options to the Company's executive officers. Although the terms of the Company's stock option plans provide the Stock Option Committee with broad discretion in making awards, the Compensation Committee recommended that the Stock Option Committee make annual option awards to purchase Common Stock to the CEO at the level of 20,000 shares per year, and to the Company's other senior executive officers at the level of 10,000 shares per year. In 1998, based on the recommendation of the Company's management, the Compensation and Stock Option Committees approved the grant of options under the KESOP, with the CEO awarded options to purchase 20,000 shares of Common Stock and each of the Company's other senior executive officers awarded options to purchase 10,000 shares. In 1998, the Compensation Committee considered the same factors with respect to the compensation of the CEO as it considered with respect to senior executive officers as well as any other executive officers hired or promoted in 1997 or 1998. There was no pre-established formula or other objective link between the level of Mr. Malloy's compensation and the performance of the Company, except for a portion of the targets under the IICP.

      In November 1998, based on the Compensation and Stock Option Committees' recommendations, the Company entered into a new employment and severance benefits agreement, effective as of January 1, 1998, with Mr. Malloy, the significant terms of which are described in this Proxy Statement in the Executive Compensation and Other Information section under the heading "Employment and/or Severance Benefits Agreements". The Compensation Committee believed a new employment and severance benefits agreement would secure Mr. Malloy's continued services and centralize in one document information with respect to his employment and severance benefits. Pursuant to such employment and severance benefits agreement, Mr. Malloy was granted options to acquire 200,000 shares of the Company's Common Stock. Such options vest 50,000 options per year beginning January 1, 2000 and the Compensation Committee currently believes that such option grant provides an appropriate level of equity based incentive compensation for Mr. Malloy for the three year period beginning in 1998 and ending in 2000.

      In February, 1999, the Compensation and Stock Option Committees has approved the grant of options under one or more of the Company's stock option plans, pursuant to which each of the Company's other senior executive officers (other than the CEO) were awarded options to purchase in the aggregate 10,000 shares. Such options vest ratably over three years beginning with the first anniversary of the date of grant and have an exercise price equal to the Common Stock's fair market value on the option grant date. Executive officers participate in the Company's stock option plans as determined on an individual basis by the Compensation Committee.

      As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations and changes in the tax laws and other factors beyond the Compensation Committee's control also could affect the deductibility of compensation. Based on current compensation levels, the Company does not expect its ability to deduct executive compensation to be limited by operation of
Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), in the foreseeable future. Although the Company's stock option plans generally have been structured with the goal of complying with the requirements of Section 162(m), and the Compensation Committee believes stock options awarded thereunder should qualify as "performance-based" compensation exempt from limitations on deductibility under Section 162(m), the deductibility of any compensation was not a condition to any compensation decision.

      The foregoing report has been furnished by members of the following committees:

        COMPENSATION COMMITTEE                    STOCK OPTION COMMITTEE
        Paul F. Balser                            Frank S. Jones
        Mark E. Jennings                          Paul F. Balser
        William G. Malloy                         Dr. Edith K. Manns
        Dr. Edith K. Manns                        Dennis L. Whipple

                                PERFORMANCE GRAPH

      The following graph compares the percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return, assuming reinvestment of dividends, of (1) the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and (2) a peer group index constructed by the Company (the "Peer Group Index").







                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                   COMPANY, S&P 500 INDEX AND PEER GROUP INDEX

                                          12/31/93     12/31/94     12/31/95      12/31/96     12/31/97      12/31/98
                                          --------     --------     --------      --------     --------      --------
Company (1).............................  $ 100.00     $ 219.78     $ 331.87      $ 235.16     $ 178.02      $ 165.93

S&P 500 Index ..........................  $ 100.00     $ 101.32     $ 139.40      $ 171.40     $ 228.59      $ 293.91

Peer Group Index (2) ...................  $ 100.00     $  61.41     $  70.73      $  87.46     $  93.32      $  74.63

---------------

(1) All Common Stock values have been adjusted for the March 13, 1995 stock split.
(2) For all periods through December 31, 1995, the Company's self-constructed peer group is composed of Bally Gaming International, Inc. ("Bally"), GTECH Holdings Corp., and Powerhouse Technologies, Inc. (formerly known as Video Lottery Technologies, Inc. ("Powerhouse"). In June 1996, Alliance Gaming Corp., ("Alliance"), completed the acquisition of Bally, which is now a wholly-owned subsidiary of Alliance. Accordingly, for each of the years ended for December 31, 1996, December 31, 1997 and December 31, 1998, the Company's self-constructed peer group is composed of Alliance, GTECH Holdings Corp., and Powerhouse. The Peer Group Index has been weighted to account for the respective market capitalization of the subject companies.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table sets forth the compensation paid by the Company for the periods indicated to any individual serving as the Company's CEO during 1998 and to the four most highly compensated executive officers (other than the Chief Executive Officer) who earned more than $100,000 during 1998 (collectively, "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                         ANNUAL COMPENSATION (1)            LONG TERM COMPENSATION
                                                  --------------------------------------    ----------------------
                                                                                                    AWARDS
                                                                                                    ------
                                                                                            SECURITIES
                                                                                            UNDERLYING   IICP         ALL OTHER
                    NAME AND                                    SALARY          BONUS        OPTIONS    PAYOUT      COMPENSATION
               PRINCIPAL POSITION                  YEAR         ($) (1)        ($) (2)         (#)        ($)         ($) (3)
               ------------------                 ------     ------------   ------------    ----------  ---------   ------------
                                                   1998         456,923       164,812        220,000      -0-           3,200
William G. Malloy...............................   1997         188,160       461,840         20,000      N/A           3,166
     President and Chief Executive Officer         1996         181,268       438,822         20,000      N/A           3,000

                                                   1998         207,216        65,202         10,000      -0-
William F. Behm.................................   1997         185,769        46,165         10,000      N/A           3,166
     Executive Vice President                      1996         183,401        48,504         10,000      N/A           3,000

                                                   1998         234,582        78,615         10,000      -0-           3,200
Thomas F. Little ...............................   1997         203,554        59,480         10,000      N/A           3,166
     Senior Vice President                         1996         167,997        45,893         10,000      N/A           3,000

Cliff O. Bickell................................   1998         200,631        69,829         10,000      -0-           3,200
     Vice President, Treasurer and                 1997         171,742        29,454         10,000      N/A           3,166
     Chief Financial Officer                       1996         158,760        50,000         10,000      N/A           3,000

Bruce H. Longhurst (4)                             1998         195,524        87,111         10,000      -0-          13,500
     Vice President, International                 1997          29,366         -0-            -0-        N/A            -0-
     Sales and Marketing                           1996           N/A           N/A            N/A        N/A            N/A

-----------

(1) The amounts shown do not include indirect compensation, the value of which for each executive officer did not exceed the lesser of $50,000 or 10% of the aggregate compensation for such officer.
(2) Yearly bonus amounts exclude amounts paid as a bonus in the applicable year for services rendered in a prior year which may have been deferred at the election of the named officer and include amounts earned in such year which may have been deferred at the election of the named officer to a later year.
(3) These amounts constitute matching contributions to the Company's 401(k) plan, which in 1997 were at 33"% of the maximum deductible contribution permitted to employees.
(4) Mr. Longhurst became an executive officer of the Company on November 20, 1997.

DEFERRED COMPENSATION ARRANGEMENTS

      In October 1996, the Board of Directors established the Company's Management Deferred Compensation Plan ("MDCP") to provide deferred compensation for certain members of senior management, who are permitted to elect to defer up to 50% of their salary and up to 100% of their annual cash incentive bonus. Assets of the MDCP may be held by a rabbi trust and are accounted for as assets of the Company.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      Effective January 1996, the Company established the Scientific Games Inc. Supplemental Executive Retirement Plan ("SERP"), and nine of the Company's then executive officers identified in the SERP became SERP participants. Currently, seven of the Company's 16 executive officers participate in the SERP. Under the SERP, the Compensation Committee is granted the authority to name additional participants to the SERP. SERP participants with five years of credited service are 100% vested in their benefits. All of the named executive officers are fully vested, except for Mr. Longhurst, a Canadian national, who is not a participant under the SERP. SERP participants who retire at age 65 will generally receive benefits for 15 years following retirement in an amount equaling 53% of the participant's compensation during his or her final three calendar years of employment, subject to length of service. Benefit amounts may be reduced under the SERP in certain circumstances, based upon length of service for all participants and subject to vesting schedules for participants entering the SERP after January 1, 1996. To provide a funding source for the payment of SERP benefits, the Company owns whole-life insurance contracts on the SERP participants. These policies may be placed in a rabbi trust that would hold the policies and death benefits as they are received.

      So long as he is an employee at year end, in lieu of his participation in the SERP, the Company provides a matching contribution for up to 5% of Mr. Longhurst's annual compensation into a retirement program in Canada. The Company's obligation to make such contribution also is subject to Mr. Longhurst contributing 5% of his annual salary to such retirement plan and the Company may make its contribution in cash, common stock, or a combination thereof.


EMPLOYMENT AND/OR SEVERANCE BENEFIT AGREEMENTS

      The Company has employment agreements, with three of its executive officers, Messrs. Malloy, Behm and Little. The employment agreement for Mr. Behm and Mr. Little expire September 30, 2000. Under such employment agreements, annual base salaries for Messrs. Behm and Little were $207,216 and $234,592, respectively, for 1998. Their annual salaries are subject to upward adjustment at a rate equal to the greater of the inflation rate or 5% per annum. Pursuant to such employment agreements, Mr. Behm and Mr. Little participate in an executive automobile plan and incentive compensation plans. Such employment agreements also provide for payment of benefits in the event of death or permanent disability equal to six months of salary and contain a three year post-term prohibition on solicitation of the Company's customers and employees, a one year post-term non-compete covenant and confidentiality covenants unlimited as to term. The one year non-compete covenant may be extended for an additional year at the Company's option upon the making of payments to the affected executive equal to the prior year's salary. In the event of a termination by the Company other than for cause or other than in connection with a change in control, an affected executive would be entitled to a severance payment under such employment agreements of not less than the sum of one year's base salary plus the prior year's bonus and to his Company car and the continuance for one year thereafter of certain employee benefits.

      The Company entered into a new employment and severance benefits agreement with Mr. Malloy effective as of January 1, 1998. Such agreement replaced Mr. Malloy's former employment agreement, which, as amended, had expired on September 30, 1997 and also replaced a severance benefits agreement between the Company and Mr. Malloy. Mr. Malloy's current agreement is for a five-year term, subject to automatic renewal for additional five year terms unless either Mr. Malloy or the Company give notice of their intent not to renew within the time period specified in the agreement. Under the agreement, Mr. Malloy will receive an annual base salary of $440,000 subject to increase for inflation and other factors. Other benefits include Company paid term life insurance in the amount of $4,000,000, the grant of options to acquire 200,000 shares of Common Stock and the right to borrow up to $650,000 from the Company subject to Mr. Malloy adequately collateralizing any such loan. The agreement also provides, among other things, for Mr. Malloy's continued participation in the Company's deferred compensation and supplemental retirement plans, annual and intermediate term incentive compensation plans, reimbursement of certain expenses, and continued participation in an executive automobile plan. In the event Mr. Malloy's employment were to be terminated by the Company, other than for "cause" (as defined), the Company would be obligated to make a lump sum payment to him equal to three times Mr. Malloy's average annual compensation for the preceding 24 months. Such termination also would result in the immediate vesting of all options and restricted stock granted to him. Such amounts generally would not include the cash value of non-cash benefits. Mr. Malloy or his family also would be entitled to the continuation of certain life, medical and other insurance benefits for up to three years and title to any Company provided motor vehicle. The amount of such severance payment would be subject to downward adjustment for disability payments and upward for the amount of any additional tax on Mr. Malloy's severance benefits if he were terminated in connection with a change in control of the Company. Additional benefits payable only in the event of a termination in connection with a change in control include the obligation to make an unsecured loan equal to Mr. Malloy to fund the aggregate option exercise price of his options and related tax payments. A "change in control" (as defined in the agreements) under Mr. Malloy's agreement will be deemed to have occurred if (i) the Board or the stockholders of the Company shall approve (x) any consolidation or merger of the Company pursuant to which the holders of voting securities of the Company immediately prior to such merger or consolidation do not have more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or parent entity immediately after the consolidation or merger, (y) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (determined on a consolidated basis) in one transaction or a series of related transactions other than a transfer to a wholly-owned subsidiary of the Company, (ii) the Board or stockholders of the Company shall adopt any plan or proposal for the liquidation or dissolution of the Company; (iii) any "person" or "group" of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder), other than the management stockholders, either alone or in conjunction with their Affiliates (as that term is defined in Rule 405 promulgated under the Exchange Act), becomes the beneficial owner, directly or indirectly, of voting securities of the Company representing, or securities convertible into, or exchangeable for, securities representing, more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; or (iv) any "person" or "group" of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder), other than the management stockholders (as defined in the agreement), either alone or in conjunction with their Affiliates (as that term is defined in Rule 405), acquires the right or power to nominate and/or control, directly or indirectly, whether through the ownership of voting securities of the Company, by contract or otherwise, a majority of the members of the Company's Board.

      The Company's agreement with Mr. Malloy also contains confidentiality, non competition and non-solicitation provisions with regard to employment and customers of the Company. Such provisions are binding on Mr. Malloy generally for at least three years.

      The Company has existing severance benefits agreements (the"Severance Benefits Agreements") with thirteen of its other executive officers, pursuant to which the Company has agreed to pay severance benefits to such officers in the event of certain defined terminations of employment, including in the case of any severance (other than "for cause") after a change in control, which change in control is not approved by a majority of the management directors (defined as those directors of the Company who are also initial management stockholders, also as defined in the agreements). A "change in control" for purposes of such severance benefit agreements is deemed to have occurred if any "person" or "group" of persons (as determined pursuant to Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), other than the initial management stockholders, (i) becomes the beneficial owner, directly or indirectly, of voting securities of the Company, or securities convertible into, or exchangeable for, voting securities, representing more than 50% of the combined voting power of the Company's then outstanding securities or (ii) acquires the right or power to nominate and/or control, directly or indirectly, a majority of the members of the Board of Directors, without having first received the prior written consent of at least two-thirds (including the favorable vote of at least one Director who is an initial management stockholder) of the members of the entire Board of Directors in office prior to any such person or group of persons acquiring such right or power.

      Such severance benefits would be paid in an amount, in addition to base salary owing and bonus prorated through the date of termination, equal to three years of the highest rate of base salary and highest bonus paid during the three-year period immediately preceding the date of termination or change in control, whichever was higher. In addition, upon any such change in control, all stock options of the affected officer would become vested and immediately exercisable and (i) the Company, in such event, would be obligated to lend to the officer for a three-year period at the then prevailing prime interest rate an amount equal to the exercise price of the options plus any taxes payable by such officer in respect of the exercise of such options and (ii) in the event of a termination (other than for defined cause) within two years after such change in control, the Company would be required to maintain for up to three years all life, medical and other insurance benefit plans (to the extent, after the COBRA period of 18 months, that the employee is insurable) in which the officer was entitled to participate prior to termination and to have assigned to him, to the extent assignable, any such policies at the end of such three-year period. Such agreements also require the Company to pay the reasonable legal fees and expenses, if any, incurred by the executive in the successful enforcement of any right or benefit provided under the Severance Benefits Agreement. In such agreements, each executive has committed to remain an employee of the Company notwithstanding any commencement of an exchange offer, proxy contest or other steps to effect a change in control of the Company until any such tender offer, proxy contest or other steps are abandoned or terminated or until a change in control is actually effected.

      The Company estimates the value of the compensation and benefits payable under the change in control provisions of the Severance Benefits Agreements, as of December 31, 1998, if such provisions were triggered by a change in control and termination of such officers, would have been $1,798,886 to Mr. Behm, $1,160,771 to Mr. Little, $888,581 to Mr. Bickell and $903,745 to Mr. Longhurst. In all cases, such change in control estimates are not reduced to present value and do not include any amount for the value of life, disability and medical insurance benefits or company car. The Company further estimates the value of the compensation and benefits payable under the change in control provisions of Mr. Malloy's Employment and Severance Benefits Agreement, as of December 31, 1998 if such provisions were triggered by a change in control and termination of Mr. Malloy, would have been $3,214,969.

STOCK OPTION PLANS

      The Company previously has granted options to certain of its current executive officers under one or more of six separate plans. Such plans as currently in effect are described below.

      The first two such plans, the First 1991 Management Stock Option Plan and the Second 1991 Management Stock Option Plan, were established prior to the Company's initial public offering. Options to purchase an aggregate of 350,986 shares of Common Stock have been issued pursuant to the First 1991 Management Stock Option Plan, and an aggregate of 702,084 options to purchase shares of Common Stock have been issued pursuant to the Second 1991 Management Stock Option Plan. The exercise price for each share subject to the First 1991 Management Stock Option Plan and the Second 1991 Management Stock Option Plan is $1.46.

      In July 1993, the Board of Directors adopted the Company's 1993 Management Stock Option Plan pursuant to which options to purchase up to 136,982 shares of Common Stock may be granted to officers and key employees of the Company. Options granted under such plan are at option prices established by the Stock Option Committee at not less than fair market value on the date of grant. Options for 136,982 shares were issued in August 1993 at an exercise price of $7.00 per share.

      In March 1994, the Board of Directors adopted the Company's 1994 Management Stock Option Plan pursuant to which options to purchase up to 300,000 shares of Common Stock may be granted to the Company's executive officers. Options granted under such plan are at option prices established by the Stock Option Committee at not less than the fair market value on the date of grant. Options for 300,000 shares were issued to nine executive officers in March 1994 at an exercise price of $12.00 per share.

      In March 1995, the Board of Directors adopted the Company's 1995/1996 Management Stock Option Plan pursuant to which options to purchase up to 300,000 shares of Common Stock may be granted to the Company's executive officers. Options granted under such plan are at option prices established by the Stock Option Committee at not less than the fair market value on the date of grant. Options for 300,000 shares were issued to nine executive officers in March 1995 at an exercise price of $19.75 per share.

      Effective May 1996, the Company adopted the 1996 Key Employee Stock Option Plan pursuant to which options to purchase up to 600,000 shares of Common Stock may be granted to the Company's executive officers, senior management and other key employees. Options granted under such plan are at option prices established by the Stock Option Committee at not less than the fair market value on the date of grant.

      The following options had been issued through December 31, 1998 under the 1996 Key Employee Stock Option Plan: options for 100,000 shares were issued in May 1996 at an exercise price of $31.50 per share; options for 110,000 shares were issued in 1997 at an exercise price of $20.375 per share; options for 120,000 shares were issued in 1998 at an exercise price of $21.875; and options for 200,000 shares also were issued in 1998 at an exercise price of $18.3125 per share.

      At February 26, 1999, the aggregate number of options currently available for grant under all of the employee stock option plans described above was only 132,524.

      To provide a source of options for its compensation plans, in February 1999, the Company adopted the 1999 Key Employee Stock Option Plan which is being presented to shareholders for approval at this Meeting. No options have been issued under such plan.

      The exercise of the options granted pursuant to each option plan is subject to certain vesting requirements set forth in each option plan.

      The following table sets forth certain information concerning options, all of which are exercisable unless otherwise noted, which were granted in 1998 to the executive officers listed in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                  INDIVIDUAL GRANTS                                  POTENTIAL VALUE AT
                                ----------------------------------------------------------          ASSUMED ANNUAL RATES
                                    NUMBER OF      % OF TOTAL                                          OF STOCK PRICE
                                   SECURITIES        OPTIONS                                            APPRECIATION
                                   UNDERLYING      GRANTED TO                                          FOR OPTION TERM
                                     OPTIONS        EMPLOYEES     EXERCISE                    ------------------------------
                                     GRANTED        IN FISCAL       PRICE       EXPIRATION       0%       5%(3)     10%(3)
          NAME                         (#)            YEAR        ($/SHARE)     DATE(1)(2)       $           $          $
          ----                  ---------------   ------------  ------------   -----------    -------   ---------  ---------
William G. Malloy.............     200,000          57.97%        $18.3125       01/01/08        0      2,303,327  5,837,082
                        ......      20,000           5.80%        $21.8750       02/05/08        0        275,141    697,262
William F. Behm...............      10,000           2.90%        $21.8750       05/05/08        0        137,571    348,631
Thomas F. Little..............      10,000           2.90%        $21.8750       02/05/08        0        137,571    348,631
Cliff O. Bickell..............      10,000           2.90%        $21.8750       02/05/08        0        137,571    348,631
Bruce H. Longhurst............      10,000           2.90%        $21.8750       02/05/08        0        137,571    348,631

(1) All listed options were granted with a ten year term and vest ratably over a three year period beginning with the first annual anniversary of the date of grant, except 200,000 of Mr. Malloy's options which vest in equal annual installments of 50,000 shares per year beginning January 1, 2000. Mr. Malloy's options are transferable, as specified in his option agreement, to immediate family members and related entities.
(2) Each option granted also becomes exercisable upon the occurrence of a defined recapitalization or change in control or upon the death or permanent disability of such officer and as otherwise provided in applicable benefits agreements, severance or employment and severance benefits agreements. None of the options described above are "Incentive Stock Options" as defined in the Code.
(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or if achieved will exist at the time of any option exercise.

      The following table sets forth certain information concerning options exercised in 1998 and unexercised options held at December 31, 1998 by the executive officers listed in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FISCAL YEAR-END OPTION VALUES

                                                                           NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-
                                                                            UNDERLYING OPTIONS         THE-MONEY OPTIONS AT
                                         SHARES                                AT FY-END(#)                FY-END(1)($)
                                       ACQUIRED ON           VALUE             EXERCISABLE/                EXERCISABLE/
               NAME                    EXERCISE(#)         REALIZED($)        UNEXERCISABLE               UNEXERCISABLE
               ----                    -----------        ------------        -------------               -------------
William G. Malloy. . . . . . . . .       30,507           $548,439.59        168,414/240,001            1,152,969/111,500

William F. Behm. . . . . . . . . .       42,634           $870,373.11         125,956/43,540                963,532/0

Thomas F. Little. . . . . . . . .        56,623           $855,293.72         56,872/20,001                 203,020/0

Cliff O. Bickell. . . . . . . . .           -0-                   N/A         39,999/20,001                    0/0

Bruce H. Longhurst. . . . . . . .           -0-                   N/A            0/10,000                      0/0

-------------

(1) Based on the closing price of the Common Stock as reported on the NYSE on December 31, 1998 of $18.875 per share.

                                 AGENDA ITEM TWO

                   APPROVAL OF SCIENTIFIC GAMES HOLDINGS CORP.
                       1999 KEY EMPLOYEE STOCK OPTION PLAN

      The Company's stockholders are being asked to approve the adoption of the Scientific Games Holdings Corp. 1999 Key Employee Stock Option Plan (the "1999 KESOP"). The Board of Directors, on the recommendation of the Compensation Committee and the Stock Option Committee, unanimously adopted the 1999 KESOP to provide additional incentive to, and a means of further encouraging Common Stock ownership by, the Company's executive officers, senior management and other key employees. The Board's approval of the 1999 KESOP was made subject to stockholder approval of the 1999 KESOP at this Meeting.

      The Board of Directors believes that it is in the best interests of the Company's stockholders to adopt the 1999 KESOP to provide eligible employees of the Company and those eligible subsidiaries designated by the Board with an opportunity to purchase shares of Common Stock with the opportunity to benefit from future appreciation in the price of the Common Stock.

      The terms and provisions of the 1999 KESOP are summarized below. This summary description of the 1999 KESOP does not purport to be complete and is qualified in its entirety by reference to the full text of the 1999 KESOP set forth in Exhibit A hereto. The 1999 KESOP also is also an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

GENERAL

      The 1999 KESOP has a ten year term and authorizes the grant of options to purchase up to 550,000 shares of Common Stock. The 1999 KESOP permits the award of non-qualified stock options. The maximum aggregate number of shares for which options may be granted over any five fiscal year period or that may vest over any five fiscal year period of the Company pursuant to any option held by a Named Executive Officer is 100,000 shares. The 1999 KESOP will be administered by the Stock Option Committee, which shall have the full power to select qualified employees who will participate in the 1999 KESOP, determine the size of awards, determine the terms and conditions of awards in a manner consistent with the 1999 KESOP, construe and interpret the 1999 KESOP and any agreement or instrument entered into under the 1999 KESOP, establish, amend or waive rules and regulations for the 1999 KESOP's administration and, subject to certain conditions, the terms and conditions of any outstanding award to the extent such terms and conditions are within the discretion of the Stock Option Committee. The option price for each grant of an option under the 1999 KESOP will be equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the option is granted. Options granted under the 1999 KESOP generally vest ratably over three years beginning with the first anniversary of the date of grant and become fully exercisable upon the occurrence of a defined recapitalization or change in control of the Company or upon the death or permanent disability of such officer. The 1999 KESOP may be amended without stockholder approval, except that the Board may not amend, alter or revise the 1999 KESOP if such amendment, alteration or revision would (A) materially increase the benefits accruing to participants under the 1999 KESOP, (B) materially increase the number of securities which may be issued under the 1999 KESOP, or (C) materially modify the requirements as to eligibility for participation in the 1999 KESOP, provided that the foregoing limitation shall apply only as to participants in the KESOP who are subject to the provisions of
Section 16 of the Exchange Act.

      In 1999, to date, the Stock Option Committee has granted options to purchase 10,000 shares to each of eight of the Company's executive officers. Such executive officers comprise the Company's senior management, exclusive of Mr. Malloy, who is not currently expected to receive further grants of stock options prior to 2001. Such grants were made under the Company's existing stock options plan. No further grants are anticipated to be made to such eight officers for 1999 under either the Company's existing plans or the 1999 KESOP. Other members of management and other key employees are also eligible to participate in, and may receive awards under, the Company's existing plans or the 1999 KESOP. No awards have been made under the 1999 KESOP as of the date of the Proxy Statement. Any awards made under the 1999 KESOP prior to approval of the 1999 KESOP by stockholders are subject to forfeiture in the event the 1999 KESOP is not approved by the stockholders. As potential participants in the 1999 KESOP, the Company's executive officers have an interest in its adoption. For a discussion of the Company's compensation policies in general and as they relate to the 1999 KESOP in particular, see also the Compensation Committee Report set forth elsewhere in this Proxy Statement. As of March 22, 1999, the closing price of the Common Stock on the NYSE was $17.4375 per share.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1999 KESOP

      All options awardable under the 1999 KESOP are "non-qualified" stock options under the Code and the award of such options will not result in taxable income to the optionee or a deduction to the Company. The optionees will, however, recognize income after the exercise of such options when the shares of Common Stock issuable upon such exercise are transferrable or are not subject to a substantial risk of forfeiture. At such time as the optionee recognizes taxable income, the excess of the fair market value of such shares over the option exercise price will be taxable to the optionee as ordinary income, and the Company concurrently may claim a corresponding deduction for compensation paid to such optionee, provided the Company makes a proper tax withholding with respect to such option's exercise. Upon a subsequent disposition of such shares, any difference between the fair market value of such shares at the time such option was exercised and the amount realized upon the disposition of such shares would be eligible for treatment as long-term or short-term capital gain or loss if the minimum holding period is met, depending on the length of time such shares were held prior to their disposition.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" AGENDA ITEM TWO.

                                AGENDA ITEM THREE

                              SELECTION OF AUDITORS

      Ernst & Young LLP, independent auditors, were the auditors of the Company during the year ended December 31, 1998 and also have been selected by the Board of Directors to serve as auditors for the year ended December 31, 1999. The Board of Directors recommends to the stockholders their ratification of its selection of Ernst & Young LLP to audit the accounts of the Company and its subsidiaries for 1999. Accordingly, the following resolution will be offered at the stockholders' meeting:

            RESOLVED, that the appointment by the Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1999 be, and hereby is, ratified and approved.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such change would be in the best interests of the Company and its stockholders.

      Ernst & Young LLP has served as the Company's independent auditors since 1991.

      A representative of Ernst & Young LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires to do so, and is expected to be available to respond to appropriate questions which stockholders might have.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" AGENDA ITEM THREE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with the Acquisition, the Company made loans totaling $446,000 to certain officers of the Company, including all of the Initial Management Stockholders, that were used for the purchase of stock of the Company. Loans to finance stock purchases were made available because the Board of Directors believed these arrangements were necessary to obtain and retain the services of the Initial Management Stockholders. All such loans have since been repaid. Mr. Malloy's loan in the original principal amount of $141,000 was repaid as of January 31, 1998 together with accrued interest at the rate of 63% per annum. During 1998, until the date Mr. Malloy's loan was repaid, the outstanding principal amount of such loan was $70,500.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Persons subject to these reporting requirements are also required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of copies of the SEC reporting forms furnished to the Company and representations from the Company's executive officers and directors, the Company believes that during 1998 all required Section 16(a) reports were timely filed, except that two directors of the Company, Dennis L. Whipple and Frank S. Jones, inadvertently failed to timely file a Form 4 report, which was one day late due to travel away from their homes; C. Gray Bethea, Jr., Vice President and General Counsel of the Company, inadvertently failed to timely file a single Form 4 report to report a charitable gift; and Thomas F. Little inadvertently failed to timely report one out of 13 transactions which were otherwise timely reported on Form 4 for the applicable month.

                                 AVAILABILITY OF
              ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

      Copies of the Company's Annual Report for the year ended December 31, 1998, which includes certain financial information about the Company, are currently being mailed, together with this Proxy Statement, to the Company's stockholders. Additional copies of such Annual Report along with copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "Form 10-K"), as filed with the SEC (exclusive of exhibits and documents incorporated by reference), are available to stockholders who make written request therefor addressed to: The Company Secretary, Scientific Games Holdings Corp., 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30004. Copies of the Form 10-K are available without charge. Copies of exhibits and basic documents filed with the Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of the Company's expenses in furnishing such documents. Copies of the Form 10-K and other documents filed by the Company with the SEC may also be reviewed at the SEC's internet web site at www.sec.gov.

                                  OTHER MATTERS

      Management does not intend to present to the Meeting any business other than the items stated in the "Notice of Meeting of Stockholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

      Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed proxy. No postage is necessary if the proxy is mailed in the United States.

                              STOCKHOLDER PROPOSALS

      If the Proxy Statement relating to next year's annual meeting is released to the Company's security holders on the anniversary of the date on which this Proxy Statement and Form of Proxy are so released, any proposal to be presented at next year's annual meeting must be received at the principal executive offices of the Company not later than December 23, 1999. Any such proposals should be directed to the attention of the Secretary for consideration or inclusion in the Company's Proxy Statement and Form of Proxy relating to the next annual meeting. Any such proposals must comply in all respects with applicable SEC rules and regulations, and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by certified mail - return receipt requested.

      If a stockholder wishes to submit a proposal at the annual meeting, but has not sought to have such proposal included in the proxy statement and form of proxy for such meeting, applicable SEC rules allow the Company to use its discretionary authority granted under the form of proxy to vote on such proposal unless the proponent of such proposal notifies the Company that he will seek to offer such proposal at the annual meeting and such notice is given to the Company no later than forty-five (45) days prior to the anniversary of the prior year's proxy statement, i.e., by March 7, 1999 with respect to the Company's next annual meeting; provided, however, if the Company changes the date of next year's annual meeting by more than thirty (30) days from the anniversary of the date of this year's meeting, then notice of the stockholder proposal must be received a "reasonable" time before the Company mails its proxy materials for next year's annual meeting.

      With respect to nomination of directors, the Company's By-Laws require shareholders to provide the Company with advance notice of any intent to nominate anyone for election to the Board whose name is not listed in the Company's proxy materials and generally require that such notice be given not less than sixty (60) days in advance of the meeting date. The requirements for giving proper notice are set forth in the Company's By-Laws.

                                    EXHIBIT A

                         SCIENTIFIC GAMES HOLDINGS CORP.
                       1999 KEY EMPLOYEE STOCK OPTION PLAN

      1. Purpose. The purpose of the Plan is to further the best interests of Scientific Games Holdings Corp. (the "Corporation") by encouraging certain key employees of the Corporation and its present and future subsidiary corporations (each, a "Subsidiary"), as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue association with the Corporation and by providing additional incentive for unusual industry and efficiency through offering such employees an opportunity to acquire on reasonable terms a proprietary stake in the Corporation and its future growth. The Corporation believes that this goal may best be achieved by granting stock options (the "Options") to employees of the Corporation and its Subsidiaries (the "Optionees") entitling the holder to purchase shares of the common stock of the Corporation, par value $.001 per share (the "Common Stock").

      The Options to be granted pursuant to the Plan shall not be Incentive Stock Options (as defined in Section 422(b) of the Code).

      2. Option Shares. The maximum aggregate number of shares (the "Shares") of Common Stock as to which awards may be granted pursuant to the Plan is five hundred fifty thousand (550,000) shares. The maximum aggregate number of shares for which options may be granted over any five fiscal year period or that may vest over any five fiscal year period of the Company pursuant to any option held by a Named Executive Officer is 100,000 shares. Such Shares may be, in whole or in part, authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Corporation as the Board of Directors of the Corporation (or such committee as it may designate) shall from time to time determine. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan. Any Shares reserved for issuance upon the exercise of outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until the exercise or termination of all Options outstanding under the Plan, the Corporation shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

      3. Effective Date of Plan. The effective date of the Plan shall mean the date that the Plan is adopted by the Board of Directors or the date the Plan is approved by the stockholders of the Company, whichever is earlier. The Plan must be approved by the affirmative vote of not less than a majority of the votes of the Company's stockholders entitled to be cast thereon which are actually voted, or such greater number of votes as may be necessary to qualify the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; such shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the effective date of any element of the Plan. In the event stockholder approval of the Plan is not obtained within the aforesaid twelve (12) month period, then any Options granted in the intervening period shall be cancelled.

      4. Administration of the Plan. The Plan shall be administered by the Board of Directors or by the stock option committee or such other committee of the Board of Directors as shall be constituted for such purpose (hereinafter, the "Committee") in compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, such Committee members also shall be persons who are considered outside directors for the purpose of the performance-based exceptions from the deductibility limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Performance-Based Exemption" and the "Code," respectively). The Board may exercise any power or right granted to the Committee. The interpretation and construction by the Committee of any provisions of the Plan or of any Options granted hereunder shall be final, binding and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Options granted hereunder.

      5. Eligibility. The persons eligible to participate in the Plan as recipients of Options shall include only the employees of the Corporation or of any Subsidiary who hold executive or other responsible positions in the management of the affairs of the Corporation and of its Subsidiaries. A director of the Corporation or a Subsidiary who is not an employee of the Corporation or a Subsidiary will not be eligible to receive an Option.

      6. Grant of Options. In the event any Options granted hereunder shall expire or terminate prior to the termination of the Plan for any reason without having been exercised in full, the Committee may grant new Options with respect to the Shares covered by such expired or terminated Options to such eligible persons as may be selected by the Committee and subject to the provisions of the Plan. Each grant of an Option pursuant to the Plan shall be made in writing and upon such terms and conditions as may be determined by the Committee at the time of grant, subject to the provisions and limitations set forth in the Plan. The grant of such Option shall be evidenced by a written agreement or certificate executed by the President of the Corporation, except that, in the event that the President of the Corporation is the recipient of the Option, the agreement or certificate evidencing such grant shall be executed by the Secretary of the Corporation.

      7. Option Price. The purchase price (the "Option Exercise Price") for each Share placed under Option pursuant to the Plan shall be determined by the Committee and shall be equal to the "Fair Market Value" (as hereinafter defined) on the date of grant of such Option.

      For all purposes of the Plan, the term "Fair Market Value" of a Share on any day shall mean (i) the last sale price on such day on the principal stock exchange, or the National Association of Securities Dealers' Automated Quotation ("NASDAQ") National Market System, as the case may be, on which the Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on such exchange or the NASDAQ National Market System, as the case may be, the average of the last reported closing bid and asked prices on such day as officially quoted on such exchange or the NASDAQ National Market System, as the case may be, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or the NASDAQ National Market System, as the case may be, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the NASDAQ system or the National Quotation Bureau, Inc, (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers ("NASD") selected mutually by the Optionee and the Corporation or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Optionee and one of which shall be selected by the Corporation.

      8. Duration of Options. The period for which each Option granted hereunder shall be effective (the "Option Period") shall commence upon the date of the grant of such Option and shall continue until such Option shall be terminated according to its terms or as hereinafter provided, but in no event shall such period exceed eleven (11) years from the date of grant. In addition to and in limitation of the above (but subject always to accelerated vesting under Section 9, limits on the exercise period under Section 14, and the terms of any employment or severance benefits agreement to which the Optionee and the Corporation may be a party), the Option Period of any unvested Option shall terminate on the date upon which the Optionee ceases to be a full-time employee of the Corporation or its Subsidiaries (the "Termination Date") for any reason other than death or permanent disability and such unvested Option shall no longer be exercisable. The Option Period for all Vested Options, whether vesting pursuant to the standard vesting schedule, or upon death, permanent disability or otherwise (but always subject to the terms of any employment or severance benefits agreement to which the Optionee and the Corporation may be a party), shall terminate on the earlier of (i) ten (10) years from the date of grant or
(ii) sixty (60) days after the Termination Date; provided, however, that if the Termination Date shall have occurred as a result of an Optionee's death or permanent disability, the Option Period for all of such Optionee's Vested Options shall terminate one year after such Optionee's death or permanent disability.

      Neither the existence of the Plan nor the grant of any Option shall limit whatever right the Corporation or its Subsidiaries might otherwise have to terminate the employment of any Optionee.

      9. Vesting. (a) The Vested Percentage of each Option held by any Optionee who shall be employed full-time by the Corporation or a Subsidiary on the third anniversary of the date of grant of such Option shall be one hundred percent (100%). Subject always to the terms of any employment or severance benefits agreement to which an Optionee and the Corporation may be party, the Vested Percentage of each Option held by any Optionee whose full-time employment by the Corporation and the Subsidiaries shall terminate prior to such date for any reason whatsoever (other than for "Cause" (as defined in Section 9(b) hereof)) shall be as follows:

            (i) Zero percent (0%), if such termination of employment shall occur prior to the first anniversary of the date of grant of such Option;

            (ii) Thirty-three and one-third percent (33.33%), if such termination of employment shall occur on or subsequent to the first anniversary of the date of grant of such Option and prior to the second anniversary of the date of grant of such Option;

            (iii) Sixty-six and two-thirds percent (66.66%), if such termination of employment shall occur on or subsequent to the second anniversary of the date of grant of such Option and prior to the third anniversary of the date of grant of such Option; and

provided, however, that the Vested Percentage of each Option granted to an Optionee shall, upon the death or permanent disability (as hereinafter defined) of such Optionee, be one hundred percent (100%) vested unless such Optionee's employment shall have been terminated for "Cause" as defined below.

      (b) The term "Cause" used in connection with a termination of employment of an Optionee shall mean, except as otherwise provided in any employment or severance benefits agreement between such Optionee and the Corporation (in which case the term "Cause" as used herein with respect to such Optionee shall have the meaning ascribed to it therein), (i) the willful and continued failure by such Optionee to perform substantially his or her duties to the Corporation or any of its Subsidiaries within a reasonable period of time after a written demand for substantial performance is delivered to such Optionee by the Committee, (ii) the willful misconduct by such Optionee in the performance of his or her duties to the Corporation or any of its Subsidiaries (including, without limitation, the conviction by a court of competent jurisdiction of such Optionee of any offense, regardless of classification, related to such Optionee's duties and responsibilities to the Corporation or any of its Subsidiaries), (iii) the negligent performance by such Optionee of his or her duties to the Corporation or any of its Subsidiaries if such negligent performance is determined by the Committee to have had or to be reasonably likely to have a material adverse effect on the business, assets, prospects or financial condition of the Corporation or any of its Subsidiaries, or (iv) the conviction of such Optionee by a court of competent jurisdiction of a felony.

      (c) For purposes of this Plan, "permanent disability" shall be defined as
(i) first, as defined in any employment or severance benefits agreement between the Company and the Optionee, (ii) second, as such term is defined in the disability insurance policy then maintained by the Corporation for the benefit of Optionees of the Corporation, and (iii) if not subject to clauses (i) or
(ii), then as any physical or mental disability or incapacity which the Committee determines would render an Optionee incapable of performing the services required of such Optionee for a period of 180 consecutive days or for other periods aggregating 180 days during any 52-week period.

      10. Non-Transferability. Options granted pursuant to the Plan shall not be transferred by the Optionee except to an Optionee's legal guardian, a deceased Optionee's executors, legal heirs, administrators, testamentary trustees and beneficiaries, or distributees, whichever is applicable at any time (individually and collectively, a "Legal Representative"), and, further, during the lifetime of the Optionee, the Options may be exercised only by the Optionee or his or her legal guardian.

      11. Termination of the Plan. The Plan shall terminate upon the close of business on the tenth (10th) anniversary of the first date of grant of Options hereunder (the "Date of Grant") unless it shall have sooner terminated by there having been granted and fully exercised Options covering all of the Shares subject to the Plan. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

      12. Termination of Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Optionee's employment at any time, nor confer upon any Optionee any right to continue in the employ of the Company. The employment of an Optionee shall not be deemed to have terminated if the Optionee is an employee of the Corporation or one of its Subsidiaries who is absent upon a bona fide leave of absence or who is transferred to and becomes an employee of a Subsidiary or, if he is an employee of a Subsidiary, who is transferred to and becomes an employee of the Corporation or another Subsidiary of the Corporation; provided, however, that, if a Subsidiary of the Corporation shall cease to be a Subsidiary, all employees of such Subsidiary not theretofore transferred to and becoming employees of the Corporation or of another Subsidiary of the Corporation shall be deemed to have ceased to be employees within the meaning of the Plan on the date such Subsidiary ceases to be a Subsidiary of the Corporation.

      13. Exercisability of Options. (a) Each Option granted under the Plan shall become immediately exercisable with respect to and to the extent of the Vested Percentage of the Shares covered thereby.

      (b) All outstanding Options, whether vested or not, shall also vest and be exercisable on the date of the consummation of a "Transfer Event" (as defined below) subject to such restrictions, if any, as are necessary to comply with
Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. A Transfer Event shall mean (i) any transaction or series of similar transactions (including, without limitation, a merger or consolidation) in which the issued and outstanding Common Stock will be changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of the foregoing, (ii) the sale of all or substantially all of the Corporation's assets in one transaction or a series of related transactions or (iii) a "Change in Control" of the Corporation, which for this purpose shall mean if any Person, or "group" of Persons (as determined pursuant to Section 13(d) and/or Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), in each case other than the "Management Stockholders" or any of them, shall, (x) become the beneficial owner, directly or indirectly, of voting securities (or securities convertible into, or exchangeable for, voting securities) of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation's then outstanding securities or (y) acquire the right or power to nominate and/or control, directly or indirectly, whether through the ownership of voting securities of the Corporation, by contract, or otherwise, a majority of the members of the Corporation's entire Board of Directors without having first received prior to any such Person or group of Persons acquiring such right or power the prior written consent of at least two-thirds (including a majority of the "Management Directors") of the members of the entire Board of Directors of the Corporation then in office. "Management Stockholders" means William G. Malloy, William F. Behm, Thomas F. Little, Cliff O. Bickell, C. Gray Bethea, Jr., Bruce H. Longhurst, Howard H. Roath, William C. Christie, James H. Edwards, Donald N. MacLean, Kenneth W. Taylor, John J. Walsh and such other persons as may be designed by the Committee or William G. Malloy, unless objected by the non-designating party. "Management Directors" means those Directors of the Company who are Management Stockholders.

      14. Procedure for Exercise and Payment for Shares. (a) Exercise of an Option shall be made by the giving of written notice to the Corporation by the Optionee; provided, however, if an Optionee shall die or suffer a "permanent disability" while employed by the Corporation, such Option may be exercised, to the extent that the Optionee was entitled to do so at the termination of employment (including by reason of death or permanent disability), as set forth herein (subject to the restrictions with respect to persons subject to Section 16(b) of the Exchange Act) by the Optionee, or the Legal Representative of the Optionee, whichever is applicable, at any time (but in no case later than the later of the date on which the Option terminates or one year after the Optionee's death or permanent disability).

      (b) Written notice of exercise shall be deemed sufficient for the purpose of this Section 14 only if delivered to the Corporation at its principal offices and only if such written notice states the number of Shares with respect to which the Option is being exercised and, further, states the date, not more than ninety (90) days after the date of such notice, upon which the Shares shall be purchased and payment therefor shall be made which date may, in no case, be later than the later of the date on which the Option terminates or one year after the Optionee's death or permanent disability.

      (c) The payments for Shares purchased pursuant to exercise of an Option shall be made at the principal offices of the Corporation. Payments shall be made in the form of all cash, all shares of Common Stock (whether issuable in connection with the exercise of the Option if permitted by the Committee in its sole discretion following written request by the Optionee or previously acquired by the Optionee if acquired more than six months prior to the date of exercise of the Option), or a combination thereof, as elected by the Optionee subject to the limitations stated above; provided, however, that the Optionee shall be required to sell to the Corporation and the Corporation may, but need not, simultaneously purchase, to the fullest extent permitted by law, that number of Shares issuable upon exercise of an Option as are sufficient to pay minimum required federal, state or local taxes, including, without limitation, FICA and FUTA taxes (collectively, "Withholding Taxes") with respect to such Option exercise. The Committee's decision to allow payments to be made in the form of Shares issuable in connection with the exercise of the Option shall be made by giving written notice to the Optionee (or other person exercising the Option).

      (d) Upon the exercise of any Option, in compliance with the provisions of this Section 14 and upon receipt by the Corporation of the payment for the Shares so purchased together with the payment of the Withholding Taxes, the Corporation shall deliver or cause to be delivered to the Optionee so exercising an Option a certificate or certificates for the net number of Shares with respect to which the Option is so exercised and payment is so made; provided, however, that the Committee, in its sole discretion, may elect, in lieu of delivering all or a portion of the Shares of Common Stock as to which an Option has been exercised, if the Fair Market Value of the Common Stock exceeds the Option Exercise Price, to pay the Optionee in cash or in Shares of Common Stock, or a combination of cash and Shares of Common Stock, an amount equal to the excess of the Fair Market Value of the Common Stock issuable pursuant to such Option exercise on the exercise date over the Option Exercise Price. The Committee's election pursuant to this subsection shall be made by giving written notice to the Optionee (or other person exercising the Option). Upon issuance, Shares shall be registered in the name of the exercising Optionee or his or her Legal Representatives in the case of exercises following the death or permanent disability of the Optionee; provided, however, that, in no event shall any Shares be issued pursuant to exercise of an Option until full payment therefor shall have been made, and the exercising Optionee shall not have any of the rights of a stockholder of the Corporation.

      For purposes of this Section 14, the date of issuance shall be the date upon which payment in full has been received by the Corporation as provided herein.

      (e) If, at the time of exercise of an Option, the Optionee shall be employed full-time by the Corporation and shall be able to demonstrate a need for financial assistance in order to exercise such Option, then, at the request of the Optionee, the Corporation agrees to loan (an "Exercise Loan") to the Optionee the amount of Withholding

Taxes payable in connection therewith if and to the extent the Board of Directors reasonably determines that the making of any such Exercise Loan would not (a) adversely affect the Corporation's liquidity or capital requirements or
(b) cause or constitute a breach or default (immediately or with notice or lapse of time or both) of any agreement or instrument in existence to which the Corporation is a party, subject, however, to any other rights to borrow money to exercise Options which may have been granted to the Optionee under any employment or severance benefit agreement to which the Optionee and the Corporation may be party, in which event such rights will control in lieu of the provisions hereof. Any Exercise Loan shall be on such terms and conditions as the Corporation shall reasonably determine. In the event of the death of an Optionee, a condition of exercising any Option shall be the delivery to the Corporation of such tax waivers and other documents as the Committee shall determine.

      15. Deferrals. The Committee may permit an Optionee to defer such Optionee's receipt of the delivery of Shares that would otherwise be due to such Optionee by virtue of the exercise of an Option. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

      16. Requirements of Law and of Certain Agreements. If any law or any regulation of any commission or agency of competent jurisdiction shall require the Corporation or the exercising Optionee to take any action with respect to the Shares acquired by the exercise of an Option, then the date upon which the Corporation shall issue or cause to be issued the certificate or certificates for the Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that the Corporation shall use its best efforts to take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Corporation, at or before the time of the issuance of the Shares with respect to which exercise of an Option has been made, the exercising Optionee shall deliver to the Corporation his written statements satisfactory in form and content to the Corporation, that he intends to hold the Shares so acquired by him on exercise of his Option for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act, as amended (the "Securities Act"). Moreover, in the event that the Corporation shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary or advisable to register any of the Shares with respect to which an exercise of an Option has been made, or to qualify any such Shares for exemption from any of the requirements of the Securities Act of 1933 or any other applicable statute or regulation, no Options may be exercised and no Shares shall be issued to the exercising Optionee until the required action has been completed; provided, that the Corporation shall use its best efforts to take all necessary action to comply with such requirements of law or regulation.

      17. Adjustments. In the event that a dividend shall be declared on Common Stock payable in shares of Common Stock, the number of Shares then subject to any Option shall be adjusted by adding the number of shares of Common Stock which would be distributable thereon if such Shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event of a split-up of the Common Stock there shall be substituted for each Share then subject to any Option the number of shares of Common Stock into which each outstanding share of Common Stock shall be so changed. In the event that there shall be any change, other than as specified in this Section 16, or if any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of Shares then subject to any Option, such adjustment shall be made by the Committee and shall be conclusive, effective and binding for all purposes of the Plan.

      18. Amendment or Discontinuance of the Plan. The Committee may, insofar as permitted by law, amend, suspend, or discontinue the Plan at any time without restriction; provided, however, that (i) the Corporation may not discontinue or revoke or otherwise alter or amend the Plan so as to impair any outstanding Options which have been granted pursuant to the Plan and which remain unexercised, except as contemplated by Section 16 above, or except in the event that there is secured the written consent of the holder of the outstanding Option proposed to be so altered or amended, and (ii) without approval of the stockholders, the Board may not amend, alter or revise the Plan if such amendment, alteration or revision would (A) materially increase the benefits accruing to participants under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan provided that the foregoing limitation shall apply only as to participants in the Plan who are subject to the provisions of Section 16 of the Exchange Act. Nothing contained in this Section, however, shall in any way condition or limit the termination of an Option as hereinabove provided where reference is made to termination of employment of an Optionee. The Option Period of any outstanding Option shall not be extended by any amendment or suspension or discontinuance of the Plan without the written consent of the holder of the outstanding Option proposed to be so extended.

      19. Liquidation of the Corporation. In the event of the complete liquidation or dissolution of the Corporation, any Options granted pursuant to the Plan and remaining unexercised shall be deemed cancelled without regard to or limitation by any other provision of the Plan.

      20. Tax Withholding. The Corporation shall have the right to deduct a sufficient number of Shares and/or cash or require the Optionee or his or her Legal Representative to tender sufficient cash or Shares to the Corporation to pay any Withholding Taxes required upon exercise of an Option or to take such other action as may be necessary to satisfy any such Withholding Tax obligations. Shares withheld shall be valued at their Fair Market Value on the date the tax withholding is effective.

      21.   Legal Construction.

            (a) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

            (b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

            (c) Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchange as may be required.

            (d) Securities Law Compliance. With respect to Optionees subject to
Section 16(b) or the rules promulgated thereunder, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

            (e) Governing Law. To the extent not preempted by United States Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                        SCIENTIFIC GAMES HOLDINGS CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF SCIENTIFIC GAMES HOLDINGS CORP. (THE "COMPANY")
                    IN CONNECTION WITH THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON MAY 21, 1999

     The undersigned hereby appoints William G. Malloy and C. Gray Bethea, Jr. and each of them, with full power of substitution as proxies and attorneys-in-fact on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Scientific Games Holdings Corp. to be held on May 21, 1999 at 9:00 a.m., E.D.S.T. at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076 and at any adjournment thereof with respect to such business as may properly come before the meeting or any and all adjournments thereof and to vote all shares of stock which the undersigned would be entitled to vote if then and there personally present.

     The proxies appointed hereby are instructed to vote as indicated herein on the following proposals as more fully described in the Company's Notice of Meeting of Stockholders and Proxy Statement, each dated April 21, 1999, receipt of which is hereby acknowledged, and in their discretion on any other business which may properly come before the meeting or any adjournment thereof.

     The Company's Board of Directors recommends voting FOR the nominees specified in Agenda Item No. 1, FOR the proposal specified in Agenda Item No. 2, and FOR the proposal specified in Agenda Item No. 3, and the Proxy will be so voted unless otherwise specified.

                   Please vote by filling in the boxes below.

1. To elect Paul F. Balser, Dennis L. Whipple and William G. Malloy as Class III Directors of the Company for terms ending with the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified;

   [ ] FOR the three nominees                     [ ] WITHHOLD authority to vote
       (except as marked to the contrary below)       for the three nominees

Instructions: To withhold authority to vote for either individual nominee, write that nominee's name in the space provided below:

________________________________________________________________________________

                          -- FOLD AND DETACH HERE --
--------------------------------------------------------------------------------

2. To approve the Scientific Games Holdings Corp. 1999 Key Employee Stock Option Plan;

          [ ]  FOR               [ ]  AGAINST              [ ]  ABSTAIN

3. To ratify the selection by the Company's Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1999;

          [ ]  FOR               [ ]  AGAINST              [ ]  ABSTAIN

all as set forth in the Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED OR IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR THE NOMINEES SPECIFIED IN AGENDA ITEM NO. 1, FOR THE PROPOSAL SPECIFIED IN AGENDA ITEM NO. 2, AND FOR THE PROPOSAL SPECIFIED IN AGENDA ITEM NO. 3.

                                       SIGNED:
                                              ----------------------------------


                                       SIGNED:
                                              ----------------------------------

                                       Please mark, then date and sign this
                                       proxy, exactly as your name(s) appear
                                       hereon, and return this entire proxy
                                       card in the enclosed postage paid
                                       envelope. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, as executor, administrator, trustee, guardian or in any other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                       DATED:                               1999
                                             ------------------------------

                                       If you also expect to attend the
                                       meeting, the Board of Directors requests you check the box below.

                                       [ ]  I/WE PLAN TO ATTEND THE MEETING.